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                               EXHIBIT-23



               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in Oxford Industries, Inc.'s previously filed Registration Statements No. 2-76870, No. 33-7231, No. 33-64097 and No. 33-59409 of (1) our report dated
July 10, 1998 appearing on page 31 of the Corporation's 1998 Annual Report to Stockholders which is incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 29, 1998, and (2) the inclusion of our report on the schedule dated July 10, 1998 appearing on page 15 of the Corporation's Annual Report on Form 10-K for the year ended May 29, 1998.




                                  ARTHUR ANDERSEN LLP


Atlanta, Georgia
August 21, 1998